2015 4th Quarter Investor Deck February 26, 2016 Exhibit 99.1

Forward-Looking Statements; Non-GAAP Financial Measures The following information is current as of February 26, 2016 (unless otherwise noted) and should be read in connection with Navient Corporation’s ("Navient”) Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”), filed by Navient with the Securities and Exchange Commission (the “SEC”) on February 25, 2016 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in our 2015 Form 10-K. This presentation contains “forward-looking” statements and other information that is based on management’s current expectations as of the date of this report. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For us, these factors include, among others, the risks and uncertainties associated with: • increases in financing costs; • limits on liquidity; • increases in costs associated with compliance with laws and regulations; • changes in accounting standards and the impact of related changes in significant accounting estimates; • any adverse outcomes in any significant litigation to which we are a party; • credit risk associated with our exposure to third parties, including counterparties to our derivative transactions; and • changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: • changes in our funding costs and the availability of that funding; • reductions to our credit ratings or the credit ratings of the United States of America; • failures of our operating systems or infrastructure, or those of third-party vendors; • risks related to cybersecurity including the potential disruption of our systems or potential disclosure of confidential customer information; • damage to our reputation; • failures to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business; • failures or errors in the conversion to our servicing platform of the Wells Fargo portfolio of Federal Family Education Loan Program (“FFELP”) loans or failures, delays or errors in the conversion to our servicing platform of any other FFELP or Private Education Loan portfolio acquisitions; • risks associated with restructuring initiatives; • changes in law and regulations with respect to the student lending business and financial institutions generally; • increased competition from banks and other consumer lenders; • the creditworthiness of our customers; • changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; • our ability to successfully effectuate any acquisitions and other strategic initiatives; • changes in the demand for debt management services; • changes in general economic conditions; and • the other factors that are described in the “Risk Factors” section of the Annual Report on Form 10-K and in our future reports filed with the SEC. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this presentation are qualified by these cautionary statements and are made only as of the date of this document. We do not undertake any obligation to update or revise these forward-looking statements except as required by law. Navient reports financial results on a GAAP basis and also provides certain core earnings performance measures. When compared to GAAP results, core earnings exclude the impact of: (1) the financial results of the consumer banking business for historical periods prior to the April 30, 2014 spin-off as well as related restructuring and reorganization expenses incurred in connection with the spin-off, including the restructuring initiated in the second quarter of 2015; (2) unrealized, mark-to-market gains/losses on derivatives; and (3) goodwill and acquired intangible asset amortization and impairment. Navient provides core earnings measures because this is what management uses when making management decisions regarding Navient’s performance and the allocation of corporate resources. Navient core earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Core Earnings — Definition and Limitations” in Navient’s fourth quarter earnings release for a further discussion and a complete reconciliation between GAAP net income and core earnings.

Key Businesses Highlights Asset Management FFELP Loan Portfolio Private Education Loan Portfolio $96 Billion FFELP Portfolio $26 Billion Private Education Loan Portfolio Asset Servicing FFELP Loans Private Education Loans Department of Education Servicing Contract Guarantor Servicing Over 12 Million Borrowers Over $300 Billion of Education Loans Market leading federal default prevention – 38% better than peers Asset Recovery & Business Processing Education loans & Schools Government Receivables Taxes Court/Municipal Health Care Processing $20 Billion of Receivables Over 1,000 clients Growing processing business As of December 31, 2015 We are the leading loan management, servicing and asset recovery company

Operating Results “Core Earnings” Basis (In millions, except per share amounts) Q4 15 Q4 14 2015 2014 Reported Core EPS $0.48 $0.53 $1.82 $1.93 Net income $172 $217 $694 $818 Operating expenses $235 $215 $918 $924 Provision $115 $138 $561 $579 Average student loans $125,023 $130,192 $129,224 $131,445

High Quality Education Loan Portfolio Note: Financial data as of 12/31/2015 Private Education Portfolio Balance ($bn, net of allowance) $26 Avg. Loan Size $9,979 Avg. Recent FICO 718 % Cosigner 64% Largest holder of FFELP loans 97-98% of portfolio is government guaranteed 78% of portfolio funded to term with securitizations Fully integrated servicing and asset recovery support operations FFELP Portfolio Largest holder of Private Education loans Seasoned portfolio with 94% of loans in repayment status having made more than 12 payments Typically non-dischargeable in bankruptcy Balance ($bn, net of allowance) $96 % Consolidation Loans 61% % Stafford & Other 39% FFELP Portfolio Statistics Private Education Portfolio Statistics

(In millions) Q4 15 Q4 14 2015 2014 Net income $74 $85 $321 $299 Average FFELP Loans $97,472 $99,323 $100,421 $100,202 Net interest margin 0.84% 0.91% 0.84% 0.90% Annualized charge-off rate 0.07% 0.05% 0.05% 0.08% Greater than 90-day delinquency rate 8.3% 8.5% 8.3% 8.5% FFELP Loans Segment “Core Earnings” Basis

FFELP Loans Segment Credit Quality “Core Earnings” Basis (1) Loans for customers who may still be attending school or engaging in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation, as well as loans for customers who have requested and qualify for other permitted program deferments such as military, unemployment, or economic hardships. (2) Loans for customers who have used their allowable deferment time or do not qualify for deferment, that need additional time to obtain employment or who have temporarily ceased making full payments due to hardship or other factors. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) FFELP Education Loan Portfolio December 31, 2015 December 31, 2014 Balance % Balance % Loans in-school/grace/deferment (1) $8,257 $10,861 Loans in forbearance (2) 13,298 14,366 Loans in repayment and percentage of each status Loans current 62,651 84.7% 65,221 83.4% Loans delinquent 31-60 days (3) 3,285 4.4% 3,942 5.0% Loans delinquent 61-90 days (3) 1,856 2.5% 2,451 3.1% Loans delinqent greater than 90 days (3) 6,142 8.3% 6,597 8.5% Total FFELP Loans in repayment 73,934 100% 78,211 100% Total FFELP Loans, gross $95,489 $103,438 Percentage of FFELP Loans in repayment 77.4% 75.6% Delinquencies as a percentage of FFELP Loans in repayment 15.3% 16.6% Loans in forbearance as a percentage of loans in repayment and forbearance 15.2% 15.5%

Private Education Loans Segment “Core Earnings” Basis (In millions) Q4 15 Q4 14 2015 2014 Net income $56 $92 $233 $351 Average Private Education Loans $27,551 $30,869 $28,803 $31,243 Net interest margin 3.61% 3.89% 3.67% 3.94% Provision for loan losses $110 $128 $538 $539 Charge-offs1 $141 $174 $659 $717 Annualized charge-off rate1 2.3% 2.5% 2.6% 2.6% Total delinquency rate 7.2% 8.1% 7.2% 8.1% Greater than 90-day delinquency rate 3.4% 3.8% 3.4% 3.8% Forbearance rate 3.8% 3.8% 3.8% 3.8% 1 In the second quarter of 2015, the portion of the loan amount charged off at default increased from 73 percent to 79 percent. This change resulted in a $330 million reduction to the balance of the receivable for partially charged-off loans which is not included in the charge-off disclosures above.

Private Education Loans Segment Credit Quality “Core Earnings” Basis (1) Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on their loans, e.g., residency periods for medical students or a grace period for bar exam preparation. (2) Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures. (3) The period of delinquency is based on the number of days scheduled payments are contractually past due. ($'s in millions) Private Education Loan Portfolio December 31, 2015 December 31, 2014 Balance % Balance % Loans in-school/grace/deferment (1) $2,040 $3,053 Loans in forbearance (2) 973 1,059 Loans in repayment and percentage of each status Loans current 22,731 92.8% 24,761 91.9% Loans delinquent 31-60 days (3) 577 2.4% 734 2.7% Loans delinquent 61-90 days (3) 348 1.4% 436 1.6% Loans delinqent greater than 90 days (3) 846 3.4% 1,018 3.8% Total Private Education Loans in repayment 24,502 100% 26,949 100% Total Private Education Loans, gross $27,515 $31,061 Percentage of Private Education Loans in repayment 89.0% 86.8% Delinquencies as a percentage of Private Education Loans in repayment 7.2% 8.1% Loans in forbearance as a percentage of loans in repayment and forbearance 3.8% 3.8%

Private Education Loans Segment High Quality Portfolio Private Education Loan Charge-Off Rate by Segment Private Education Loan Recent FICO Score by Segment As the portfolio seasons defaults continue to decline and recent FICO scores are rising

Private Education Loans Segment Default Performance As of December 31, 2015 Private Education Loan Historical Defaults by Payments Made Private Education Loans Outstanding by Payments Made The average number of payments made for the Private Education Loan Portfolio is 55 The probability of default substantially diminishes as the number of payments made increases At year end 2015, 54% of the portfolio has made more than 48 payments compared with 34% two years ago

Loan Seasoning – “Core Earnings” Basis

December 31, 2015
Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											1,859	
Loans in Forbearance	292	18.8%	118	6.7%	122	4.5%	109	3.1%	222	1.6%	863	3.7%
Loans in Repayment- Current	980	63.0%	1,423	81.0%	2,320	86.2%	3,164	90.6%	13,198	94.8%	21,085	90.0%
Loans in Repayment- Delinq 31-60 days	79	5.1%	63	3.6%	77	2.9%	76	2.2%	196	1.4%	491	2.1%
Loans in Repayment- Delinq 61-90 days	54	3.5%	42	2.4%	45	1.7%	43	1.2%	108	0.8%	292	1.2%
Loans in Repayment- Delinq 90+ days	149	9.6%	111	6.3%	126	4.7%	102	2.9%	202	1.5%	690	2.9%
Total Loans in Repayment or Forbearance	**$ 1,554**	**100%**	**$ 1,757**	**100%**	**$ 2,690**	**100%**	**$ 3,494**	**100%**	**$ 13,926**	**100%**	**$ 23,421**	**100%**
Charge-offs as a % of loans in repayment	**10.3%**		**4.1%**		**2.4%**		**1.4%**		**0.8%**		**1.9%**	

Non-Traditional Portfolio

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											181	
Loans in Forbearance	49	22.0%	16	7.4%	14	4.8%	10	3.6%	21	2.0%	110	5.4%
Loans in Repayment- Current	108	48.4%	153	69.5%	223	76.3%	243	82.9%	919	89.5%	1,646	80.1%
Loans in Repayment- Delinq 31-60 days	18	7.9%	13	5.7%	15	5.2%	11	3.9%	29	2.8%	86	4.2%
Loans in Repayment- Delinq 61-90 days	10	4.6%	10	4.5%	11	3.6%	8	2.7%	17	1.7%	56	2.7%
Loans in Repayment- Delinq 90+ days	37	16.6%	28	12.9%	29	10.1%	21	7.3%	41	4.0%	156	7.6%
Total Loans in Repayment or Forbearance	**$ 222**	**100%**	**$ 220**	**100%**	**$ 292**	**100%**	**$ 293**	**100%**	**$ 1,027**	**100%**	**$ 2,054**	**100%**
Charge-offs as a % of loans in repayment	**21.8%**		**11.6%**		**7.6%**		**4.2%**		**2.2%**		**6.1%**	

Total

Loan Status	0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
	Monthly Scheduled Payments Received											
Not Yet in Repayment											2,040	
Loans in Forbearance	341	19.2%	134	6.8%	136	4.6%	119	3.1%	243	1.6%	973	3.8%
Loans in Repayment- Current	1,088	61.3%	1,576	79.7%	2,543	85.3%	3,407	90.0%	14,117	94.4%	22,731	89.2%
Loans in Repayment- Delinq 31-60 days	97	5.4%	76	3.8%	92	3.1%	87	2.3%	225	1.5%	577	2.3%
Loans in Repayment- Delinq 61-90 days	64	3.6%	52	2.6%	56	1.9%	51	1.4%	125	0.8%	348	1.4%
Loans in Repayment- Delinq 90+ days	186	10.5%	139	7.0%	155	5.2%	123	3.2%	243	1.6%	846	3.3%
Total Loans in Repayment or Forbearance	**$ 1,776**	**100%**	**$ 1,977**	**100%**	**$ 2,982**	**100%**	**$ 3,787**	**100%**	**$ 14,953**	**100%**	**$ 25,475**	**100%**
Charge-offs as a % of loans in repayment	**12.0%**		**5.0%**		**3.0%**		**1.7%**		**0.9%**		**2.3%**	

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

12

Loan Seasoning – "Core Earnings" Basis

December 31, 2014
Traditional Portfolio

Loan Status	Monthly Scheduled Payments Received: 0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											2,777	
Loans in Forbearance	376	15.7%	149	5.2%	133	3.4%	111	2.7%	166	1.3%	935	3.6%
Loans in Repayment- Current	1,567	65.5%	2,354	83.1%	3,469	88.6%	3,732	91.0%	11,890	95.0%	23,012	89.4%
Loans in Repayment- Delinq 31-60 days	135	5.6%	101	3.6%	106	2.7%	94	2.3%	188	1.5%	624	2.4%
Loans in Repayment- Delinq 61-90 days	82	3.4%	67	2.4%	67	1.7%	52	1.3%	95	0.8%	363	1.4%
Loans in Repayment- Delinq 90 + days	233	9.8%	162	5.7%	141	3.6%	110	2.7%	170	1.4%	816	3.2%
Total Loans in Repayment or Forbearance	**$ 2,393**	**100%**	**$ 2,833**	**100%**	**$ 3,916**	**100%**	**$ 4,099**	**100%**	**$ 12,509**	**100%**	**$ 25,750**	**100%**
Charge-offs as a % of loans in repayment	**8.7%**		**3.5%**		**2.2%**		**1.4%**		**0.7%**		**2.1%**	

Non-Traditional Portfolio

Loan Status	Monthly Scheduled Payments Received: 0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											276	
Loans in Forbearance	62	18.3%	19	5.8%	15	4.3%	10	3.4%	18	2.0%	124	5.5%
Loans in Repayment- Current	165	48.3%	232	70.9%	265	77.4%	250	82.0%	837	88.9%	1,749	77.5%
Loans in Repayment- Delinq 31-60 days	28	8.2%	21	6.4%	18	5.2%	13	4.1%	30	3.2%	110	4.9%
Loans in Repayment- Delinq 61-90 days	20	5.9%	14	4.2%	11	3.3%	10	3.1%	18	1.9%	73	3.2%
Loans in Repayment- Delinq 90 + days	66	19.3%	42	12.7%	34	9.8%	22	7.4%	38	4.0%	202	8.9%
Total Loans in Repayment or Forbearance	**$ 341**	**100%**	**$ 328**	**100%**	**$ 343**	**100%**	**$ 305**	**100%**	**$ 941**	**100%**	**$ 2,258**	**100%**
Charge-offs as a % of loans in repayment	**22.3%**		**10.7%**		**6.9%**		**4.2%**		**2.5%**		**7.3%**	

Total

Loan Status	Monthly Scheduled Payments Received: 0-12 payments		13-24 payments		25-36 payments		37-48 payments		More than 48 payments		Total	
Not Yet in Repayment											3,053	
Loans in Forbearance	438	16.0%	168	5.3%	148	3.5%	121	2.8%	184	1.4%	1,059	3.8%
Loans in Repayment- Current	1,732	63.4%	2,586	81.8%	3,734	87.7%	3,982	90.4%	12,727	94.6%	24,761	88.4%
Loans in Repayment- Delinq 31-60 days	163	6.0%	122	3.9%	124	2.9%	107	2.4%	218	1.6%	734	2.6%
Loans in Repayment- Delinq 61-90 days	102	3.7%	81	2.5%	78	1.8%	62	1.4%	113	0.8%	436	1.6%
Loans in Repayment- Delinq 90 + days	299	10.9%	204	6.5%	175	4.1%	132	3.0%	208	1.6%	1,018	3.6%
Total Loans in Repayment or Forbearance	**$ 2,734**	**100%**	**$ 3,161**	**100%**	**$ 4,259**	**100%**	**$ 4,404**	**100%**	**$ 13,450**	**100%**	**$ 28,008**	**100%**
Charge-offs as a % of loans in repayment	**10.3%**		**4.2%**		**2.6%**		**1.6%**		**0.9%**		**2.5%**	

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

13

Business Services Segment “Core Earnings” Basis (In millions) Q4 15 Q4 14 2015 2014 Net income $81 $95 $338 $425 Federal Loans serviced ($’s in billions) $288 $276 $288 $276 Intercompany loan servicing revenue $103 $111 $427 $456 Third-Party Loan servicing revenue $54 $46 $191 $176 Asset recovery & business processing revenue $92 $80 $367 $388 Department of Education accounts serviced 6.3 6.2 6.3 6.2 Contingency asset recovery receivables ($’s in billions) $20.2 $15.4 $20.2 $15.4

Business Services Segment Federal Loan Servicing

Business Services Segment Asset Recovery & Business Processing Non Federal Student Loan Related Revenues Strong business franchise Large sophisticated operating infrastructure Compliance focused Industry leading performance Total contingent collections receivables inventory of $20.2 billion1 Over 1,000 business processing clients Total revenues of $367 million1 Diverse portfolio of customers and services Focused on growing non-education related business Key Characteristics 1 As of December 31, 2015 143% Growth

Higher Education Industry

Navient’s Role is to Help Student Borrowers Successfully Repay Their Loans

The Majority of Student Loan Balances Are Less Than $25,000 Distribution Of Student Loan Balances, 4Q 2014 Federal Reserve Bank Of New York, "Student Loan Borrowing and Repayment Trends, 2015," 4/16/15

On an Individual Basis, Student Debt is More Reasonable Than May Be Evident Source: College Board: "Trends in Student Aid 2015", "Average Cumulative Debt in 2014 Dollars: Bachelor’s Degree Recipients at Public and Private Nonprofit Four-Year Institutions, 2003-04, 2008-09, and 2013-14"; National Center for Education Statistics, "Degrees/certificates conferred by postsecondary institutions, by control of institution and level of degree: 1969-70 through 2012-13" Average Debt Of 4-Year Bachelor's Degree Recipients (2014 USD) Dollars, $ (2014) 2013-14 $26,900 $22,717 Dollars, $ (2014) Monthly Payments Over Time The average debt of bachelor's degree holders is now around $27,000 in real terms … … This translates to an increase in monthly payments of about $50 compared to 1999-00 graduates.

Defaults Are a Bigger Problem For Students Who Drop Out Than For Degree Holders Percent Of Students In Default Federal Loan Default Rates By Attainment One of the strongest indicators of whether a borrower will default is whether they make it to graduation Dropouts are over four times more likely to default than graduates Source: Education Sector, "Degreeless in Debt: What Happens to Borrowers Who Drop Out"

Source: Federal Reserve Bank Of New York, "The Labor Market for Recent College Graduates: Wages," last updated January 29, 2016. Notes: Annual wages are expressed in constant 2015 dollars. Recent college graduates are those aged 22 to 27 with a bachelor's degree only; high school graduates are those aged 22 to 27 with a high school diploma only. Figures are for full-time workers and exclude those currently enrolled in school.   Recent College Graduates Have Seen Wages Increase Substantially Since the Great Recession Dollars, $ (2015) Median Wages For Recent Graduates By Degree Type Median wages for recent college graduates have continued to rise since the Great Recession, increasing more than 7 percent since 2008. Since 2012, recent college graduates have seen median wages rise even more quickly, by 9.8 percent. Median wages for workers with only a high school diploma have fallen 9 percent over that same time period.

Navient Customer Success Has Improved Every Year Since End of the Recession in 2009 January 2010 To May 2015 Federal Loan Delinquency Rates Six Months After End of Grace Period and Unemployment for Bachelor's Degree Holders Delinquency Rate (%) Unemployment Rate (%) Unemployment Source: Navient data and Federal Reserve Bank of St. Louis FRED data, unemployment levels for college graduates (bachelor’s degree or higher), ages 25-34. Excludes consolidation loans which have lower delinquency rates.

Navient's Default Prevention Expertise Was a Key Factor in the Decline of the National Default Rate

- The cohort default rate (CDR) measures the percent of borrowers who defaulted on a student loan within three years of entering repayment.
- In 2015, the Department of Education announced the 2012 three-year CDR fell from 13.7% to 11.8%.
- The three-year CDR for Navient-serviced customers was 8.0%, 38% lower than the national rate excluding Navient-serviced borrowers.
- Navient serviced 22% of all federal borrowers entering repayment in the 2012 cohort period, meaning Navient's performance had a significant impact on the overall cohort default rate.



2012 Three-Year Cohort Default Rate
Default Rate (%)
11.8
8.0
Navient CDR is **38%** lower than all others
All Borrowers
Navient-Serviced Borrowers

Source: Department of Education Cohort Default Rate released Sept. 29, 2015, http://www2.ed.gov/offices/OSFAP/defaultmanagement/cdr.html and company data. The 2012 Cohort Default Rate analyzes data from the group of borrowers who entered repayment between Oct. 1, 2011, and Sept. 30, 2012, and who defaulted in a three-year window by fall of 2014. To isolate the difference in defaults between Navient borrowers and others, the difference is calculated by removing Navient's marketshare from the overall national cohort default rate.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

24

The Benefits of Obtaining a College Degree Outweigh the Costs by a Wide Margin Source: College Board: Education Pays 2013, NYT Upshot, Georgetown University Center on Education and the Workforce Cumulative Earnings Net Of College Repayment Costs Cumulative Earnings (2011 USD) Age A college degree pays for itself by age 35 "Having some postsecondary education, even without earning a degree, adds nearly one-quarter of a million dollars to lifetime earnings…" Anthony Carnevale, Georgetown Yes, college is worth it, and it’s not even close… a four-year degree has probably never been more valuable. " - David Leonhardt, New York Times

More Bachelor’s and Advanced Degree Holders Have Paid Off College Debt Even Though Borrowing is Higher Those without a degree have borrowed less but fewer have paid off their borrowing (ages 22-35) Source: Navient/Ipsos “Money Under 35,”a national study of 3,000 Americans ages 22 to 35, December 2015.

Program Complexity Can Be Streamlined

Forbearance

Discretionary Forbearance
- Hardship Forbearance

Mandatory Forbearance
- Medical or Dental Internship Residency
- Department of Defense Student Loan Repayment Programs
- National Service
- Active Military State Duty
- Student Loan Debt Burden
- Teacher Loan Forgiveness

Mandatory Administrative Forbearance
- Local or National Emergency
- Military Mobilization
- Designated Disaster Area
- Repayment Accommodation
- Death
- Teacher Loan Forgiveness



Forbearance
Deferments
2015
Forgiveness
Repayment Plans

Deferment
- School (1)
- School Full-Time (2)
- School Half-Time (2)
- Post Enrollment (1)
- Graduate Fellowship (3)
- Unemployment Deferment – 2 years (2)
- Unemployment Deferment – 3 years (1)
- Economic Hardship (1)
- Rehabilitation Training Program (3)
- Military Service (3)
- Post-Active Duty Student (3)
- Teacher Shortage(2)
- Internship/Residency Training (2)
- Temporary Total Disability (2)
- Armed Forces or Public Health Services (2)
- National Oceanic and Atmospheric Administration Corps (2)
- Peace Corps, ACTION Program, and Tax-Exempt Organization Volunteer (2)
- Parental Leave (2)
- Mother Entering/Re-entering Work Force (2)

Forgiveness
- Teacher Loan Forgiveness
- Loan Forgiveness for Service in Areas of National Need
- Civil Legal Assistance Attorney Student Loan Repayment Program
- Income Contingent Repayment Plan Forgiveness
- Income Based Repayment Plan Forgiveness
- Pay As You Earn Repayment Plan Forgiveness
- Income Based 2014 Repayment Plan Forgiveness
- Public Service Loan Forgiveness

Repayment Plans
- DL Standard Pre-HERA
- FFELP/DL Standard Post-HERA (4)
- DL Graduated Pre-HERA
- FFELP/DL Graduated Post –HERA (4)
- DL Extended Pre-HERA
- FFELP/DL Extended Post-HERA (4)
- Income-Sensitive
- Income-Contingent Ver. 1& Ver. 2 (5)
- Income-Contingent Ver. 3
- Forced Income-Driven
- Income-Based
- Pay As You Earn
- Income-Based 2014
- Alternative (6)
- REPAYE

Effective Date Details
(1) Limited to FFELP borrowers with all new loans made on or after July 1, 1993; All DL are eligible.
(2) Limited to FFELP borrowers with all loans made on or after July 1, 1987 and prior to July 1, 1993; DL eligible if borrower has FFELP loan made during this period.
(3) All FFELP and DL loans eligible regardless of disbursement date
(4) HERA aligned FFELP and DL repayment plans for loans first entering repayment on or after July 1, 2006.
(5) Pre July 1, 1996, ICR plans, the DL borrower can choose between ICR1 - the Formula Amount, or ICR2 – the Capped Amount.
(6) The DL borrower can request from 4 alternative repayment plans: Fixed Payment Amount, Fixed Term, Graduated Repayment, or Negative Amortization.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

27

Funding and Liquidity

Acquired $3.7 billion of student loans Issued $2.8 billion of FFELP ABS Issued $1.7 billion of Private Education Loan ABS Raised approximately $500 million through a new two year Private Education Loan repurchase facility involving three securitizations (SLM Student Loan Trusts 2012-C, 2012-D, 2012-E) Reduced outstanding unsecured debt maturities by $2.3 billion and returned $1.2 billion to shareholders through share repurchases and dividends Approved additional $700 million share repurchase authorization in December 2015 Maintained strong capital position Submitted comments addressing legal final maturity dates to Moody’s on October 19th and to Fitch on December 31st 2015 Capital Markets Summary

Secured Funding Navient is among the largest issuers of ABS globally, having issued over $275 billion of Private Education and FFELP ABS transactions to date Over $94 billion1 of securitizations on balance sheet Available capacity under FFELP secured facilities is $3.6 billion1 Available capacity under Private Education Loan secured facilities is $290 million1 Table Source: J.P. Morgan, as of December 31, 2015 2015 Issuance ($mm) 1 Ford 11,632 Auto / Floorplans 2 Ally 8,707 Auto / Floorplans 3 AmeriCredit/GM Financial 8,263 Auto / Floorplans 4 Chase 6,825 Credit Card 5 Nissan 6,534 Auto / Floorplans 6 Santander Drive 6,011 Auto 7 Mercedes 5,783 Auto / Floorplans 8 Hyundai 5,145 Auto 9 Capital One 5,075 Credit Card 10 Honda 4,937 Auto 11 Navient 4,503 Student Loan 12 CarMax 4,215 Auto 13 Toyota 4,145 Auto 14 Drive 3,461 Auto 15 Discover 2,975 Credit Card 16 BMW 2,900 Auto / Floorplans 17 Onemain 2,772 Consumer 18 Dunkin’ Brands 2,600 Franchise 19 Synchrony 2,552 Credit Card 20 CNH 2,550 Equipment 1 As of December 31, 2015

NAVSL 2015-3 NAVSL 2015-2 Priced: Settled: June 10, 2015 June 18, 2015 April 14, 2015 April 23, 2015 Issuance Amount: $758M $997M Collateral: US Govt. Guaranteed FFELP Stafford, Plus and Consolidation Loans US Govt. Guaranteed FFELP Stafford and Plus Loans Prepayment Speed (1): 6% CPR Stafford / 4% CPR Consolidation 6% Constant Prepayment Rate Tranching: Class Rating (M) Amt. ($M) WAL (1) Pricing (2) Class Rating (M) Amt. ($M) WAL (1) Pricing (2) A-1 Aaa $252 1.5 L+32 A-1 Aaa $337 1.3 L+28 A-2 Aaa $486 7.7 L+67 A-2 Aaa $157 3.3 L+42 B Aa1 $20 13.4 L+250 A-3 Aaa $476 6.4 L+57 B Aa2 $28 8.4 L+195 Recent FFELP ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at https://www.navient.com/about/investors/debtasset/. Actual average life may vary significantly from estimates. Pricing represents the yield to expected call.

Recent Private Education Loan ABS Transactions Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at https://www.navient.com/about/investors/debtasset/slmsltrusts/. Actual average life may vary significantly from estimates. Yield on fixed rate tranches A2A and B for 2016-A and B for 2015-C were 3.95%, 5.72% and 4.03% respectively. NAVSL Trust 2016-A NAVSL Trust 2015-C Priced: Settled: January 28, 2016 February 4, 2016 December 1, 2015 December 10, 2015 Issuance Amount: $488M $359M Collateral: Private Education Loans Private Education Loans Prepayment Speed(1): 4% Constant Prepayment Rate 4% Constant Prepayment Rate Tranching: Class Rating (DBRS) Amt. ($M) WAL (1) Pricing Class Rating (DBRS) Amt. ($M) WAL (1) Pricing (2) A1 AAA $130 1.0 L+110 A AAA $309 1.6 L+150 A2A AAA $150 6.6 S+240 B AA $50 3.5 S+275 A2B AAA $150 6.6 L+255 B AA $58 10.9 S+380

Unsecured Debt Maturities Fitch Moody’s S&P Long-Term Rating BB Ba3 BB Outlook Stable Stable Negative

Conservative Unsecured Debt Profile December 31, 2006 December 31, 2010 December 31, 2015 Total Managed Student Loans $142.1 Billion $184.3 Billion $122.9 Billion Unsecured Debt Outstanding $48.7 Billion $20.1 Billion $15.1 Billion Tangible Equity Ratio 1.9% 2.2% 2.5% Tangible Net Asset Ratio 1.06x 1.19x 1.25x Unsecured Debt Rating (F / M / S) A+ / A2 / A BBB- / Ba1 / BBB- BB / Ba3 / BB- The tangible net asset ratio equals GAAP tangible assets less secured debt and other liabilities adjusted for the impact of derivative accounting under GAAP and unamortized net floor premiums divided by unsecured debt

Education Loan Portfolio Generates Significant Cash Flows

Projected Life of Loan Cash Flows over ~20 Years

$'s in Billions	
FFELP Cash Flows	**12/31/15**
Secured	
Residual (including O/C)	$7.0
Floor Income	2.1
Servicing	3.5
Total Secured	$12.6
Unencumbered	1.1
Total FFELP Cash Flows	**$13.7**
Private Credit Cash Flows	
Secured	
Residual (including O/C)	$12.6
Servicing	1.2
Total Secured	$13.8
Unencumbered	4.2
Total Private Cash Flows	**$18.0**
Combined Cash Flows before Unsecured Debt	**$31.7**

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.

Enhancing Cash Flows[1]

- Reduced unsecured debt by $2.3 billion and returned $1.2 billion to shareholders through share repurchases and dividends in 2015
- Acquired $3.7 billion of student loans in 2015
- $32 billion of estimated future cash flows over ~ 20 years
  - Includes over $11 billion of overcollateralization (O/C) to be released from residuals
- $4.3 billion of unencumbered student loans
- Decreasing FFELP CPR assumptions by 1% would increase projected FFELP cash flows by $0.4 billion
- Over $1 billion[2] of hedged FFELP Loan embedded floor income

[1] As of December 31, 2015
[2] As of January 31, 2016

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

35

FFELP Cash Flows Highly Predictable Total Cash Flows from Projected Excess Spread = $7.0 Billion Total Cash Flows from Projected Servicing Revenues = $3.5 Billion Assumptions No Floor Income, CPR/CDR = Stafford & Plus (3%), Consolidation (3%) These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect. *Numbers may not add due to rounding $’s in millions

Secured Cash Flow Note: Totals may not add due to rounding *Net residual represents excess distribution, net of payments on floor contracts and receipts from basis swaps

FFELP ABS

Legal Final Maturity Date Update Sponsor Support Activities Exercise Optional Servicer Clean-Up Calls: In 2015, Navient exercised cleanup call options related to 12 FFELP ABS trusts totaling $1.1 billion of bonds outstanding Exercise Optional Servicer Purchases: We amended the servicing agreements for 34 Navient-sponsored FFELP ABS trusts to incorporate a servicer right to purchase trust student loans aggregating up to 10% of the trust’s initial pool balance. In 2015, Navient exercised loan repurchase rights on 10 FFELP ABS trusts totaling $400 million of FFELP loans from those trusts Amend to Add Revolving Credit Agreements: We amended the administration agreements and indentures for 84 Navient-sponsored FFELP ABS trusts to incorporate a subordinated revolving credit agreement pursuant to which Navient Corporation can provide liquidity financing to the trust Extend Legal Final Maturity Dates: With the consent of the noteholders, we amended the transaction documents to extend the legal final maturity dates of bonds issued by eight Navient-sponsored FFELP ABS trusts totaling over $3 billion1 at investors request 1 As of February 26, 2016

Legal Final Maturity Date Update Sponsor Support Activities Disclosure of Loan Performance Data: Enhanced our quarterly reporting spreadsheets for Navient-sponsored FFELP ABS trusts to provide additional information on: The level of enrollment in the IDR program The payments owed by FFELP loans enrolled in the IDR program The distribution of FFELP loans in deferment status between school deferment and hardship deferment The distribution of FFELP loans in a forbearance status between discretionary forbearance and other types of forbearance Released a FFELP loan repayment data package disclosing performance trends in deferment, forbearance, defaults, prepayments, and income-driven repayment Enhanced Means for Investor Communication: We launched a new online investor forum designed to facilitate communication with investors in Navient-sponsored FFELP ABS. Through this online forum, investors can register to receive notifications regarding their FFELP ABS and can also communicate with Navient and directly with other investors through identity-protected messages

Recent FFELP ABS Issuance Characteristics FFELP ABS Transaction Features Collateral Characteristics (1) Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education. Issue size of $500M to $1.5B Tranches or pass-through denominated in US$ Triple-A rated senior notes make up to 97% of issue structure Floating rate tied to 1 month LIBOR Amortizing tranches with 1 to 15(+) year average lives Navient Solutions, Inc. is master servicer Insurance or guarantee of underlying collateral insulates bondholders from virtually any loss of principal(1) Typically non-dischargeable in bankruptcy Offer significantly higher yields than government agency securities with comparable risk profiles

FFELP Loan Program Characteristics (1) Aggregate loan limit for a Dependent Undergraduate is $31,000 Note: As of July 1, 2011 . Parameter Subsidized Stafford Unsubsidized Stafford PLUS/Grad PLUS Subsidized Consolidation Unsubsidized Consolidation Borrower Student Student Parents or Graduate Students Student or Parents Student or Parents Needs Based Yes No No N/A N/A Federal Guarantee of Principal and Accrued Interest 97 - 100% 97 - 100% 97 - 100% 97 - 100% 97 - 100% Interest Subsidy Payments Yes No No Yes No Special Allowance Payments (SAP) Yes Yes If cap is reached Yes Yes Repayment Term 120 months 120 months 120 months Up to 360 months Up to 360 months Aggregate Loan Limit Undergraduate: $23,000 Graduate: $65,500 Undergraduate1: $57,500 Graduate: $138,500 None None None

Annualized CPRs for Stafford/PLUS ABS trusts have decreased from pre-2008 levels as incentives for borrowers to consolidate have declined Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Prepayments increased beginning in 2014 as we purchased assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates Navient Stafford & PLUS Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers’ loans Higher prepayment activity in mid 2012 was related to the short term availability of the Special Direct Consolidation Loan program Navient Consolidation Loan Prepayments * Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Private Education Loan ABS

Recent Private Education Loan ABS Issuance Characteristics Private Education Loan ABS Transaction Features Collateral Characteristics Issue size of $500M to $1.5B Triple-A rated senior notes, Single-A rated subordinated notes 20-40% Triple-A overcollateralization Amortizing tranches with 1 to 10 year average lives Fixed rate or floating rate tied to 1 month LIBOR Complies with European risk retention (5% retention) Navient Solutions, Inc. is master servicer Collateralized by loans made to students and parents to fund college tuition, room and board Underwritten using FICO, Custom Scorecard & judgmental criteria w/risk based pricing Up to 80% with cosigners, typically a parent Many seasoned assets benefiting from proven payment history Typically non-dischargeable in bankruptcy

Navient Private Education Loan Programs

	Smart Option	Undergraduate/Graduate/ Med/Law/MBA	Direct-to-Consumer (DTC)	Consolidation	Career Training
Origination Channel	School	School	Direct-to-Consumer	Lender	School
Typical Borrower	Student	Student	Student	College Graduates	Student
Typical Co-signer	Parent	Parent	Parent	Parent	Parent, Spouse
Typical Loan	$10k avg orig bal, 10 yr avg term, in-school payments of interest only, $25 or fully deferred	$10k avg orig bal, 15 yr term, deferred payments	$12k avg orig bal, 15 yr term, deferred payments	$43k avg orig bal, 15-30 year term depending on balance, immediate repayment	$9k avg orig bal, up to 15 yr term, immediate payments
Origination Period	March 2009 to April 2014	All history through 2014	2004 through 2008	2006 through 2008	1998 through 2014
Certification and Disbursement	School certified and disbursed	School certified and disbursed	Borrower self-certified, disbursed to borrower	Proceeds to lender to pay off loans being consolidated	School certified and disbursed
Borrower Underwriting	FICO, custom credit score model, and judgmental underwriting	Primarily FICO	Primarily FICO	FICO and Debt-to-Income	FICO, Debt-to-Income and judgmental underwriting
Borrowing Limits	$200,000	$100,000 Undergraduate, $150,000 Graduate	$130,000	$400,000	Cost of attendance plus up to $6,000 for expenses
Typical ABS Sec. Criteria	For-Profit; FICO ≥ 670 Non-Profit; FICO ≥ 640	For-Profit; FICO ≥ 670 Non-Profit; FICO ≥ 640	FICO ≥ 670	For-Profit; FICO ≥ 670 Non-Profit; FICO ≥ 640	FICO ≥ 670
School UW	No	No	No	No	Yes
Historical Risk-Based Pricing	L + 2% to L + 14%	P-1.5% to P+7.5% L+0% to L+15%	P+1% to P+6.5% L+6% to L+12%	P - 0.5% to P + 6.5%	P+0% to P+9% L+6.5% to L+14%
Dischargeable in Bankruptcy	No	No	No	No	Yes
Additional Characteristics	‣ Made to students and parents primarily through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Also available on a limited basis to students and parents to fund non-degree granting secondary education, including community college, part time, technical and trade school programs ‣ Both Title IV and non-Title IV schools [1]	‣ Made to students and parents through college financial aid offices to fund 2-year, 4-year and graduate school college tuition, room and board ‣ Signature, Excel, Law, Med and MBA Loan brands ‣ Title IV schools only [1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Terms and underwriting criteria similar to Undergraduate, Graduate, Med/Law/MBA with primary differences being: Marketing channel No school certification Disbursement of proceeds directly to borrower ‣ Title IV schools only[1] ‣ Freshmen must have a co-signer with limited exceptions ‣ Co-signer stability test (minimum 3 year repayment history)	‣ Loans made to students and parents to refinance one or more private education loans ‣ Student must provide proof of graduation in order to obtain loan	‣ Loans made to students and parents to fund non-degree granting secondary education, including community college, part time, technical, trade school and tutorial programs ‣ Both Title IV and non-Title IV schools[1]

(1) Title IV Institutions are post-secondary institutions that have a written agreement with the Secretary of Education that allows the institution to participate in any of the Title IV federal student financial assistance programs and the National Early Intervention Scholarship and Partnership (NEISP) programs.

Confidential and proprietary information © 2016 Navient Solutions, Inc. All rights reserved.

47

Navient Private Education Trusts (1) Assumes Prime/LIBOR spread of 3.00% for all transactions.

Navient Portfolio Transition to Seasoned Collateral Securitized collateral will continue to season as the company transitions from originations to portfolio acquisition and management Most defaults occur early in repayment; loan performance improves as loans season As of December 2015, the private securitized loan portfolio is approximately 75 months into repayment; about 73% of total expected defaults have already occurred Trust Portfolio Average Time in Repayment as of each Year

Constant prepayment rates increased in 2007 due to the introduction of Private Education Consolidation loans, then declined following our decision to suspend our consolidation loan program in 2008 Navient Private Education Loan Trusts – Prepayment Analysis

Cohort Default Triangles The following cohort default triangles provide loan performance information for certain Private Education Loans of Navient Corporation and its consolidated subsidiaries that meet such subsidiaries’ securitization criteria (including those criteria listed below): Program types include Undergraduate/Graduate(1), Direct-to-Consumer (“DTC”)(2), Career Training(3) and Private Consolidation Loans FICO scores are based on the greater of the borrower and cosigner scores as of a date near the loan application and must be at least 640 The cohort default triangles are not representative of the characteristics of the portfolio of Private Education Loans of Navient Corporation and its consolidated subsidiaries as a whole or any particular securitization trust Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Direct-to-Consumer Loans marketed under the Tuition Answer brand. Career Training loans provide eligible borrowers financing at technical, trade, K-12 or tutoring schools.

Cohort Default Triangles The cohort default triangles featured on subsequent slides are segmented by loan program type, FICO score, cosigner status, and school type Terms and calculations used in the cohort default triangles are defined below: Repayment Year – The calendar year loans entered repayment Disbursed Principal Entering Repayment – The amount of principal entering repayment in a given year, based on disbursed principal prior to any interest capitalization Years in Repayment – Measured in years between repayment start date and default date. Zero represents defaults that occurred prior to the start of repayment. Periodic Defaults – Defaulted principal in each Year in Repayment as a percentage of the disbursed principal entering repayment in each Repayment Year Defaulted principal includes any interest capitalization that occurred prior to default Defaulted principal is not reduced by any amounts recovered after the loan defaulted Because the numerator includes capitalized interest while the denominator does not, default rates are higher than if the numerator and denominator both included capitalized interest Total – The sum of Periodic Defaults across Years in Repayment for each Repayment Year

Cohort Default Triangles Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1)

Cohort Default Triangles Undergraduate/Graduate(1) With Co-signer Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate(1) Without Co-signer Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Non-Profit

Cohort Default Triangles Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) For-Profit

Cohort Default Triangles Undergraduate/Graduate(1) Loans, FICO 740-850(2) Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Undergraduate/Graduate(1) Loans, FICO 700-739(2) Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 670-699(2)

Cohort Default Triangles Note: Data as of 12/31/15. Undergraduate/Graduate loans marketed under the Signature Student Loan brand. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Undergraduate/Graduate(1) Loans, FICO 640-669(2)

Cohort Default Triangles Private Consolidation Loans Without Co-signer Private Consolidation Loans With Co-signer Note: Data as of 12/31/15. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year.

Cohort Default Triangles Note: Data as of 12/31/15. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC With Co-signer DTC Without Co-signer

Cohort Default Triangles Note: Data as of 12/31/15. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 740-850(1) DTC Loans, FICO 700-739(1)

Cohort Default Triangles Note: Data as of 12/31/15. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. DTC Loans, FICO 670-699(1) DTC Loans, FICO 640-669(1)

Cohort Default Triangles Note: Data as of 12/31/15. FICO scores are based on the greater of the borrower and co-borrower scores as of a date near the loan application. Periodic Defaults for the most recent calendar Year in Repayment are for a partial year. Numerator is the amount of principal in each cohort that defaulted in each Year in Repayment. Denominator is the amount of disbursed principal for that Repayment Year. Career Training Loans (1)

Navient Corporation Appendix

GAAP Results (In millions, except per share amounts) Q4 15 Q4 14 2015 2014 Net income $286 $263 $997 $1,149 EPS $0.79 $0.64 $2.61 $2.69 Operating expenses $235 $215 $918 $987 Provision $115 $138 $561 $628 Average Student Loans $125,023 $130,192 $129,224 $134,334

Quarter ended December 31, 2015 ($ in millions) Differences between “Core Earnings” and GAAP “Core Earnings” adjustments to GAAP: GAAP net income $ 286 Net impact of derivative accounting (186) Net impact of goodwill and acquired intangible assets 5 Net income tax effect 67 Total “Core Earnings” adjustments to GAAP (114) “Core Earnings” net income $172

Investor Relations Website SLM / NAVI student loan trust data (Debt/asset backed securities – SLM / NAVI Student Loan Trusts) Static pool information – detailed portfolio stratifications by trust as of the cutoff date Accrued interest factors Quarterly distribution factors Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust Since issued CPR – monthly CPR data by trust since issuance SLM / NAVI student loan performance by trust – Issue details Current and historical monthly distribution reports Distribution factors Current rates Prospectus for public transactions and Rule 144A transactions are available through underwriters Additional information (Webcasts and presentations) Archived and historical webcasts, transcripts and investor presentations www.navient.com/investors www.navient.com/abs